Exhibit 4.3


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAW OF ANY STATE. THIS WARRANT MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN CONTRAVENTION OF THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS.

                                     WARRANT

                             TO PURCHASE SERIES A-3
                         CONVERTIBLE PREFERRED STOCK OF
                        PENN TREATY AMERICAN CORPORATION

No. 1                                                          February 19, 2002

THIS CERTIFIES THAT, for value received, Centre Strategic Investment Holdings Limited, a Bermuda corporation ("Warrant Holder"), or registered assigns, has the right to purchase from PENN TREATY AMERICAN CORPORATION, a Pennsylvania corporation (the "Company"), prior to the Expiration Date, at a per share price equal to the Warrant Price, up to that number of shares of the Series A-3 Convertible Preferred Stock of the Company which would on the Exercise Date be convertible into the number of shares of the Common Stock of the Company which is three and fifty-two one hundredths percent (3.52%), as it may be reduced from time to time pursuant to Section 2(c) or adjusted from time to time pursuant to
Section 8 (the "Exercise Percentage"), of the number of Fully Diluted Outstanding shares of the Common Stock of the Company as of the Exercise Date.

     1. Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

     "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the date hereof, other than Warrant Common Shares.

     "Appraised Value" shall mean, in respect of any share of Common Stock on any date herein specified, the fair market value of such share of Common Stock (determined without giving effect to any discount for (i) a minority interest, or (ii) any lack of transferability or liquidity), as determined by an investment banking firm of nationally recognized standing selected by the Company and acceptable to the Majority Holders, on the basis of a sale between a willing seller and buyer, neither acting under any compulsion. If the investment banking firm selected by the Company is not acceptable to the Majority Holders and the Company and the Majority Holders cannot agree on a mutually acceptable investment banking firm, then the Majority Holders and the Company shall each choose one such investment banking firm and the respective chosen firms shall agree on another investment banking firm which shall make the determination. The Company shall retain, at its sole cost, such investment banking firm or firms as may be necessary for the determination of Appraised Value.

     "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

     "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, par value $.10 per share, of the Company as constituted on the date hereof, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 8(e).

     "Company" shall have the meaning set forth in the preamble.

     "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or event.

     "Exercise Percentage" shall have the meaning set forth in the preamble.

     "Exercise Date" shall mean the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Warrant Price for the number of Warrant Preferred Shares so indicated by the holder hereof to be purchased unless the exercise of such Warrant is made pursuant to the cashless exercise provision of Section 2(d) hereof.

     "Exercise Period" shall mean the period commencing the date hereof and ending on the Expiration Date.

     "Expiration Date" shall mean December 31, 2007.

     "Fair Market Value" shall mean, as of any date, the value of a share of Common Stock determined as follows:

          (i) if such stock is publicly traded and is then listed on a national securities market or exchange, its closing price on the date of determination on the principal national securities exchange on which the stock is listed or admitted to trading as reported in The Wall Street Journal;

          (ii) if such stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

          (iii) if such stock is publicly traded but is not listed or admitted to trading on a national securities exchange nor quoted on the Nasdaq National Market, the average of the closing bid and asked prices on the date of determination as reported by The Wall Street Journal (or, if not so reported, as otherwise reported by any newspaper or other source as the Board of Directors of the Company may determine in good faith); or

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

          (iv) if none of the foregoing is applicable, the Appraised Value.

     "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock outstanding at such date, together with all shares of Common Stock issuable (i) upon the conversion of Warrant Preferred Shares, (ii) upon the conversion of the Preferred Stock issuable upon the exercise of the Related Warrants to the extent then exercisable, and (iii) in respect of any other outstanding Convertible Securities, options, warrants or other rights to purchase or receive Common Stock or Convertible Securities, but only if the exercise or conversion price of the shares covered by any such Convertible Security, option, warrant or other right to purchase or receive Common Stock or Convertible Securities is not greater than one hundred fifty percent (150%) of the Fair Market Value of a share of Common Stock on the Exercise Date.

     "Holder" shall mean the Person or Persons in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose.

     "Majority Holders" shall mean the holders of Warrant Securities exercisable for, convertible into or representing, as the case may be, as of the date of any such determination, in excess of fifty percent (50%) of the aggregate number of shares of Common Stock theretofore obtained or thereafter obtainable through the exercise or conversion of Warrant Securities.

     "New Warrant" shall mean a new warrant to purchase Preferred Stock, in substantially the form of this Warrant, issuable in certain events as set forth herein.

     "Other Property" shall have the meaning set forth in Section 8(e).

     "Permitted Issuances" shall mean the (a) the issuance of stock options to employees of the Company or any Subsidiary of the Company pursuant to a stock option plan approved by the stockholders of the Company authorizing the issuance of not more than two million (2,000,000) shares of Common Stock, or (b) issuance of shares of Common Stock upon (i) conversion of Warrant Preferred Shares, or
(ii) exercise of the stock options referred to in clause (a) of this definition.

     "Person" shall mean any individual, corporation, sole proprietorship, partnership (general or limited), limited liability company, joint venture, trust, association, institution, or other legal entity or organization.

     "Preferred Stock" shall mean the Warrant Preferred Shares and the shares of the Company's preferred stock issuable upon the exercise of the Related Warrants.

     "Related Warrants" shall mean the warrants having substantially similar terms and conditions (except with respect to series, exercise price and number of shares covered thereby) issued to Warrant Holder concurrently with the original issuance of the Warrants and all warrants issued upon transfer, division or combination of, or in substitution for, such warrants.

     "Subsidiary" shall mean, with respect to any Person, any corporation of which outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person.

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

     "Then Conversion Price" shall have the meaning set forth in Section
8(c)(i).

     "Warrants" shall mean this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, this Warrant. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Preferred Stock for which they may be exercised.

     "Warrant Common Shares" shall mean the shares of Common Stock issued or issuable upon conversion of the Warrant Preferred Shares.

     "Warrant Holder" shall have the meaning set forth in the preamble.

     "Warrant Preferred Shares" shall mean the shares of Preferred Stock purchased by or issuable to the Holders of Warrants from time to time upon the exercise of this Warrant.

     "Warrant Price" shall mean $36.00, subject to adjustment as provided herein.

     "Warrant Register" shall have the meaning set forth in Section 6.

     "Warrant Securities" shall mean the Warrants, the Related Warrants, the Warrant Preferred Shares and the Warrant Common Shares, collectively.

     2. Duration and Exercise of Warrants.

          (a) This Warrant shall be exercisable by the registered Holder on any Business Day before 5:00 P.M., Eastern time, at any time and from time to time during the Exercise Period, for all or any portion of the Warrant Preferred Shares. At 5:00 P.M., Eastern time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

          (b) Upon surrender of this Warrant, with the Form of Election to Purchase attached hereto duly completed and signed, to the Company at its office at 3440 Lehigh Street, Allentown, Pennsylvania 18103-7001, Attn:
     Jane Bagley, or at such other address as the Company may designate by notice pursuant to Section 13, and upon payment of the Warrant Price multiplied by the number of Warrant Preferred Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks in New York Clearing House Funds, all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than three (3) Business Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder, and in such name or names and in such denominations as the Holder may designate, a certificate or certificates for the Warrant Preferred Shares issuable upon such exercise. Any Person so designated by the Warrant Holder to receive Warrant Preferred Shares shall be deemed to have become the holder of record of such Warrant Preferred Shares as of the Exercise Date.

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

          (c) This Warrant shall be exercisable, from time to time, either in its entirety or for all or a portion of the Warrant Preferred Shares. If this Warrant is exercised at any time for less than all of the Warrant Preferred Shares, the Company shall determine the percentage of the number of Fully Diluted Outstanding shares of Common Stock on which the number of Warrant Preferred Shares so purchased was based (the "Purchased Percentage"), and the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase up to that number of shares of Preferred Stock which is convertible into the number of Fully Diluted Outstanding shares of the Common Stock of the Company which is a percentage of such number equal to the difference between the Exercise Percentage and the Purchased Percentage.

          (d) In lieu of exercising this Warrant pursuant to Section 2(b) above, a Holder may elect to receive Warrant Preferred Shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the office of the Company as set forth in Section 2(b), together with notice of such election, in which event the Company shall issue to the Holder a number of Warrant Preferred Shares (rounded down to the nearest whole number) computed using the following formula:

                                                              X = Y (A-B)
                                                                  -------
                                                                     A

                           Where

                                    X =     the number of Warrant Preferred
                                            Shares to be issued to the Holder;

                                    Y =     the number of Warrant Preferred
                                            Shares or the portion thereof as to
                                            which this Warrant is being
                                            exercised (at the date of such
                                            calculation);

                                    A =     the Fair Market Value of the
                                            number of shares of Common Stock
                                            into which one Warrant Preferred
                                            Share is then convertible; and

                                    B =     the Warrant Price (as adjusted to
                                            the date of such calculation).

     3. Payment of Expenses and Taxes. The Company will pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance and delivery of Warrant Preferred Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Preferred Shares or New Warrants in a name other than that of the Warrant Holder.

     4. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if requested, reasonably satisfactory to the Company.

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

     5. Reservation of Warrant Shares. The Company covenants that it will at (a) all times reserve and keep available out of the aggregate of its authorized but unissued Preferred Stock, solely for the purpose of enabling it to issue Warrant Preferred Shares upon exercise of this Warrant as herein provided, the number of Warrant Preferred Shares which are then issuable and deliverable upon the exercise of this entire Warrant, and out of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue shares of Common Stock upon conversion of the Warrant Preferred Shares, the number of shares of Common Stock into which all unconverted Warrant Preferred Shares are convertible, each free from preemptive rights or any other rights of persons other than the Holder (taking into account the adjustments provided herein), and (b) take all action that may be necessary or appropriate (including without limitation exercising its best efforts to obtain shareholder approval) to increase the authorized number of shares of Common Stock if necessary to permit such conversion. All Warrant Preferred Shares that shall be so issuable and deliverable, and all Common Stock into which such Warrant Preferred Shares are convertible, shall, upon issuance and the payment of the applicable Warrant Price in accordance with the terms hereof, or upon conversion of the Warrant Preferred Shares in accordance with the terms thereof, as the case may be, be duly and validly authorized, issued and fully paid and nonassessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of shareholders of the Company, other than (i) restrictions on transferability as may be applicable under federal and state securities laws, or (ii) those created by the Holder.

     6. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

     7. Registration of Transfers and Exchanges.

          (a) This Warrant and the rights granted to the Holder are transferable, in whole or in part, upon surrender of this Warrant as provided in Section 2(b) above.

          (b) The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 2(b). Upon any such registration or transfer, a New Warrant evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a Holder of a Warrant.

          (c) This Warrant is exchangeable upon the surrender hereof by the Holder to the office of the Company specified in or pursuant to Section 2(b) for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Preferred Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange, but reference shall be made to the original date of the issuance of the Warrant.

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

     8. Certain Adjustments. The Warrant Price and number of Warrant Preferred Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8.

          (a) Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

               (i) take a record of the holders of Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

               (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

               (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the Warrant Price shall be adjusted to equal (A) the then Warrant Price multiplied by the number of Warrant Preferred Shares immediately prior to the adjustment, divided by (B) the number of Warrant Preferred Shares immediately after such adjustment.

          (b) Certain Other Distributions. If at any time the Company shall take a record of the holders of Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

               (i) any evidences of its indebtedness, any shares of its stock or any other securities or property (other than cash dividends legally payable out of earnings or earned surplus or Additional Shares of Common Stock); or

               (ii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than cash dividends legally payable out of earnings or earned surplus or Additional Shares of Common Stock), then (A) the Exercise Percentage shall be adjusted to equal the quotient, expressed as a percentage, of (I) the number of shares of Common Stock of the Company into which the Warrant Preferred Shares are convertible immediately after such adjustment (which shall be equal to the product of the number of shares of Common Stock into which the Warrant Preferred Shares are convertible immediately prior to such adjustment multiplied by a fraction (x) the numerator of which shall be the Fair Market Value of a share of Common Stock at the date of taking such record, and (y) the denominator of which shall be (1) such Fair Market Value of a share of Common Stock, minus (2) the amount allocable to one share of Common Stock of the fair value (as determined in good faith by the Board of Directors of the Company and supported by an opinion from an investment banking firm of recognized national standing acceptable to the Majority Holders) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable) divided by (II) the number of Fully Diluted Outstanding shares of Common Stock of the Company immediately after such adjustment, and (B) the Warrant Price shall be adjusted to equal (I) the then Warrant Price multiplied by the number of Warrant Preferred Shares immediately prior to the adjustment divided by (II) the number of Warrant Preferred Shares immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 8(b).

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

          (c) Issuance of Additional Shares of Common Stock.

               (i) If at any time prior to the Commutation Date, as such term is defined in that certain Reinsurance Agreement among Centre Solutions (Bermuda) Limited and the operating subsidiaries of the Company, Penn Treaty Network America Insurance Company and American Network Insurance Company, with an effective date of December 31, 2001, the Company shall issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, at a price per share less than a price equal to the greater of (A) the quotient of the Warrant Price then in effect divided by the number of shares of Common Stock into which a Warrant Preferred Share is then convertible (the "Then Conversion Price"), or (B) the Fair Market Value of a share of Common Stock into which a Warrant Preferred Share is then convertible, then the Warrant Price shall be reduced to the lower of

                    (x) a price determined by dividing (I) an amount equal to
               the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the Then Conversion Price, plus (2) the aggregate consideration received by the Company upon such issuance or sale, by (II) the total number of shares of Common Stock outstanding immediately after such issuance or sale, and

                    (y) a price determined by multiplying the Then Conversion
               Price by a fraction, the numerator of which is (I) the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Fair Market Value immediately prior to such issue or sale plus (2) the aggregate consideration, if any, received by the Company upon such issue or sale, divided by (II) the total number of shares of Common Stock outstanding immediately after such issue or sale, and the denominator of which shall be the Fair Market Value immediately prior to such issue or sale.

               (ii) The provisions of Section 8(c)(i) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 8(a) or (b). No adjustment of the Warrant Price shall be made under Section 8(c)(i) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants, options or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 8(d).

          (d) Issuance of Convertible Securities, Warrants or Other Rights. If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Convertible Securities, warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, other than


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

     Permitted Issuances, whether or not the rights to exchange or convert thereunder are immediately exercisable, if the consideration per share of Common Stock receivable upon exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the greater of the Then Conversion Price in effect immediately prior to the time of such issue or sale or the Fair Market Value immediately prior to such issue or sale, then the Warrant Price shall be adjusted as provided in Section 8(c) on the basis that (i) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding,
     (ii) the price per share of such Additional Shares of Common Stock shall be deemed to be the lowest possible price per share at which such Additional Shares of Common Stock are available to such holders, and (iii) the Company shall have received all of the consideration payable therefor as of the date of the actual issuance of such warrants or other rights or such Convertible Securities. No further adjustments of the Warrant Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities, provided that, where no such adjustment has been made at the time of issuance, an adjustment shall be made at the time of the conversion of any such Convertible Securities or at the time of the exercise of any such warrants or other rights if such an adjustment is required by Section 8(c).

          (e) Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another Person and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring Person ("Other Property"), are to be received by or distributed to the holders of Common Stock and/or Preferred Stock of the Company, then each Holder shall have the right thereafter to receive, upon exercise of such Holder's Warrant, the number of shares of common stock or, at the election of the Holder, the number of shares of preferred stock, of the successor or acquiring corporation and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock into which the Warrant Preferred Shares are convertible immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring Person shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Preferred Shares which shall be as nearly equivalent as practicable to the adjustments provided for in this Section
     8. The foregoing provisions of this Section 8(e) shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

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

          (f) Other Action Affecting Capital Stock. In case at any time or from time to time the Company shall take any action in respect of its Common Stock or other securities, other than the payment of cash dividends legally payable out of earnings or earned surplus or any other action described in this Section 8, then the number of Warrant Preferred Shares or other securities for which this Warrant is exercisable and/or the purchase price thereof shall be adjusted in such manner as may be equitable in the circumstances.

          (g) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends, but not subtracting any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, or in case any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, then the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company or, if so requested by the Majority Holders, by a nationally recognized independent financial expert selected by the Majority Holders. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration, if any, received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange contained in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

          (h) Readjustment of Warrant Price. Upon the expiration of the right to convert, exchange or exercise any Convertible Securities or any warrant or other right, the issuance of which effected an adjustment in the Warrant Price, if any such Convertible Securities or any warrant or other right shall not have been converted, exercised or exchanged, the number of Fully Diluted Outstanding shares shall be adjusted to reflect such expiration, and the Warrant Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Warrant Price made pursuant to the provisions of this Subsection 8 after the issuance of such Convertible Securities, warrants or other rights) had the adjustment of the Warrant Price been made in accordance with the issuance or sale of the number of Additional Shares of Common Stock actually issued upon conversion, exchange or issuance of such Convertible Securities, warrants or other rights and thereupon only the number of Additional Shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Company shall be deemed to have been received by the Company.

          (i) Other Provisions. For the purposes of this Section 8, the following provisions shall also be applicable:

               (A) All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

               (B) No adjustment in the Warrant Price shall be made if such adjustment would result in a change in the Warrant Price of less than $.01, provided that any such adjustments not made shall be carried forward and taken into account at the time of any subsequent adjustment in the Warrant Price.

               (C) The number of shares of Common Stock or any other securities at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company or any Subsidiary.

               (D) Whenever the Board of Directors of the Company shall be required to make any determination under this Section 8, such determination may be challenged in good faith by the Holders of Warrants exercisable for at least a majority of the Warrant Preferred Shares, and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Company and acceptable to such Holders.

     9. Notices to Warrant Holders.

          (a) Notice of Adjustments. Whenever the number of Warrant Preferred Shares, or whenever the price at which a Warrant Preferred Share may be purchased, shall be adjusted pursuant to Section 8, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of Warrant Preferred Shares for which this Warrant is then exercisable and (if such adjustment was made pursuant to Section 8(e) or (f)) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section
     13. The Company shall keep at its office as set forth in Section 2(b) copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

          (b) Notice of Certain Corporate Action. In case the Company shall propose to (i) pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (ii) offer to the holders of its Common Stock rights to subscribe for or to purchase any Convertible Securities or Additional Shares of Common Stock or shares of stock of any class or any other securities, rights or options, (iii) effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Common Stock), (iv) effect any capital reorganization or recapitalization, (v) effect any consolidation, merger or sale, transfer or other disposition of all or substantially all its property, assets or business, or (vi) effect the liquidation, dissolution or winding up of the Company, then in each such case, the Company shall give to each Holder, in accordance with Section 13, a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, recapitalization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, as well as the record date for any vote on any such action and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and the Warrant Preferred Shares and the number and kind of any other shares of stock which will constitute shares issuable upon exercise of this Warrant, and the purchase price or prices thereof, after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be earlier.

     10. No Impairment. The Company shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith carry out of all such terms and take all such actions as may be necessary or appropriate to protect the rights of Holders against impairment.

     11. Registration Rights. Concurrently with the issuance of this Warrant, the Company and Warrant Holder are entering into a separate agreement pursuant to which Holders are granted certain rights to register Warrant Common Shares under the Securities Act of 1933, as amended.

     12. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Preferred Shares on the exercise of this Warrant. The number of full Warrant Preferred Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Preferred Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Preferred Share would, except for the provisions of this Section 12, be issuable on the exercise of this Warrant, the Company shall, at its option, (a) pay an amount in cash equal to the Warrant Price multiplied by such fraction or (b) round the number of Warrant Preferred Shares issuable up to the next whole number of such shares.

     13. Notices. Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:30 p.m. (Eastern time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 4:30 p.m. (Eastern time), (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 3440 Lehigh Street, Allentown, Pennsylvania 18103-7001, Attn: Jane Bagley, facsimile number (610) 965-0668, or (ii) if to a Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 13.

     14. Warrant Agent.

          (a) The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days' notice to the Warrant Holder, the Company may appoint a new warrant agent.

          (b) Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Warrant Holder at the Warrant Holder's last address as shown on the Warrant Register.

     15. Miscellaneous.

          (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. This Warrant may be amended only in writing signed by the Company and the Holder.

          (b) The Company agrees to indemnify and hold harmless each Holder, its officers, directors, employees, agents and attorneys, from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against each Holder relating to or arising out of (i) such Holder's exercise of this Warrant and/or ownership of any Warrant Preferred Shares or Warrant Common Shares upon the exercise hereof or conversion of Warrant Preferred Shares, or (ii) any litigation or other proceeding to which such Holder is made a party in its capacity as a stockholder or warrant holder of the Company; provided that the Company will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements are found in a final nonappealable judgment by a court of competent jurisdiction to have resulted from either (x) such Holder's gross negligence or willful misconduct, or (y) actions or omissions taken or not taken by such Holder in any capacity other than as a stockholder or warrant holder of the Company.

          (c) This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

          (d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

          (e) In case any one or more of the terms or provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

          (f) This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company, the Warrant Holder and the Holders of Warrants exercisable for at least a majority of the Warrant Preferred Shares, provided that no such Warrant may be modified or amended to reduce the number of Warrant Preferred Shares or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof.

IN WITNESS WHEREOF, Penn Treaty American Corporation has caused this Warrant to be signed by its duly authorized officer as of the date above.

                                                PENN TREATY AMERICAN CORPORATION



                                                By:
                                                    ----------------------------

                                                Its:
                                                    ----------------------------

                             EXHIBIT "1" to WARRANT

                          FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Series A-3 Convertible Preferred Stock under the foregoing Warrant)

To Penn Treaty American Corporation:

         In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned ("Warrant Holder") hereby irrevocably elects to acquire _____________ shares of Series A-3 Convertible Preferred Stock (the "Shares"), $1.00 par value per share, of Penn Treaty American Corporation and (check the applicable provision):

         ____ encloses herewith $________ in cash or certified or official bank check or checks in New York Clearing House funds, which sum represents the aggregate Warrant Price (as defined in the Warrant) for the number of Shares to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant;

                                       or

         ____ elects to acquire such Shares pursuant to the cashless exercise provision (Section 2(d)) of the Warrant.

                                                PLEASE INSERT SOCIAL SECURITY OR
                                                       TAX IDENTIFICATION NUMBER


                                             -----------------------------------

--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         If the number of shares of Series A-3 Convertible Preferred Stock issuable upon this exercise shall not be all of the shares of Series A-3 Convertible Preferred Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Series A-3 Convertible Preferred Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:


--------------------------------------------------------------------------------
                         (Please print name and address)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




Dated:___________________, 200_             Name of Warrant Holder:

                                            (Print)_____________________________

                                            (By:)_______________________________

                                            (Name:)_____________________________

                                            (Title:)____________________________

                                            (Signature must conform in all
                                            respects to name of Warrant Holder
                                            as specified on the face of the
                                            Warrant)

                               FORM OF ASSIGNMENT

           [To be completed and signed only upon transfer of Warrant]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Series A-3 Convertible Preferred Stock of Penn Treaty American Corporation to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Penn Treaty American Corporation with full power of substitution in the premises.

Dated:

_______________, 200_



                                        ----------------------------------------
                                        (Signature must conform in all respects
                                        to name of Warrant Holder as specified
                                        on the face of the Warrant)



                                        ----------------------------------------
                                        Address of Transferee


                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                        Social Security or Tax Identification
                                        Number